                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 28, 1997


                             FIBREBOARD CORPORATION

                           (Exact name of registrant
                          as specified in its charter)

   DELAWARE                      0-016951                      94-0751580

(State or other                (Commission                    (IRS Employer
jurisdiction of                File Number)                Identification No.)
 incorporation)


               2200 Ross Avenue, Suite 3600, Dallas, Texas 75201
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (214) 954-9500


                            Exhibit Index on Page 3
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Item 5.  Other Events.
         ------------

         On May 28, 1997, Fibreboard Corporation (the "Corporation"), Owens Corning ("Owens Corning") and Sierra Corp., a direct, wholly-owned subsidiary of Owens Corning ("Purchaser"), announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement") providing, subject to the terms and conditions set forth therein, for Purchaser to make an offer (the "Offer") to acquire all the outstanding shares of common stock, par value $.01 per share, of the Corporation, and following the consummation of the Offer, for the merger of Purchaser with and into the Corporation. The Merger Agreement contains customary representations, warranties, covenants, conditions and termination provisions allowing the Company to terminate the Merger Agreement, subject to fiduciary responsibilities and certain other conditions, in the event of a superior proposal. Copies of the press release and the Merger Agreement are attached as Exhibits hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)  Exhibits

              (2) Agreement and Plan of Merger, dated as of May 27, 1997, among Owens Corning, Purchaser and the Corporation.

              (99)  Press Release.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 FIBREBOARD CORPORATION


Date:  May 28, 1997           By: /s/ Garold E. Swan
                                 ------------------------------------
                                 Name:  Garold E. Swan
                                 Title: Vice President, Finance

                               Index to Exhibits

Exhibit Number    Description
--------------    -----------
    (2)           Agreement and Plan of Merger, dated as of May 27, 1997, among
                  Owens Corning, Purchaser and the Corporation
    (99)          Press Release